Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 21, 2013 relating to the financial statements, which appears in Engility Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/PricewaterhouseCoopers LLP

McLean, Virginia

May 31, 2013